Exhibit 1.1

K&F Industries Holdings, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

August 8, 2005

Goldman, Sachs & Co.,

Lehman Brothers Inc.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004.

Ladies and Gentlemen:

K&F Industries Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 18,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 2,700,000 additional shares (the “Optional Shares”) of Common Stock, par value $0.01 per share (“Stock”), of the Company (the Firm Shares and any Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1.             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)               A registration statement on Form S-1 (File No. 333-125117) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you as the representatives (the “Representatives”), and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;

(b)               No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by an Underwriter through Goldman, Sachs & Co. and Lehman Brothers Inc. expressly for use therein;

(c)               The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by an Underwriter through Goldman, Sachs & Co. and Lehman Brothers Inc. expressly for use therein;

(d)               The industry-related and market-related data and estimates included under the captions “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represents the Company’s good faith estimates that are made on the basis of data derived from such sources;

(e)               Each of the Company and its Subsidiaries (as defined below) has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business as a foreign corporation, and is a corporation in good standing in each jurisdiction in which its ownership or leasing of its property or the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect), and has all necessary corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged; as used herein, “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, or the authority or the ability of the Company to perform its obligations under this Agreement; the term “Subsidiaries” as used herein shall refer to the entities listed on Schedule II hereto, which are all of the direct and indirect subsidiaries of the Company;

(f)                The Company has an authorized capitalization as set forth in the Prospectus and all of the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and conform to the description of such capital stock contained in the Prospectus;

(g)               Except as described in the Prospectus, the Company owns, directly or indirectly, 100% of the outstanding shares of capital stock of its Subsidiaries and all of such shares of capital stock are duly authorized and validly issued and are fully paid and nonassessable and, except as described in the Prospectus, all of the shares of capital stock of the Company’s Subsidiaries are owned by the Company free and clear of any security interest, claim, lien or encumbrance.  Except as described in or expressly contemplated by the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, the shares of capital stock of the Company;

(h)               The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

(i)                The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(j)                This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions hereof may be limited under applicable securities laws or the public policies underlying such laws;

(k)               The issuance, offer or sale of the Shares by the Company and the compliance by the Company with all of the provisions hereof and the consummation by the Company of the transactions contemplated hereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries are subject, (ii) will not result in any violation of the provisions of the charter, by-laws or other constitutive documents of the Company or any of its Subsidiaries, (iii) will not violate any statute to which it or its properties may be subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, (iv) will not result in the imposition or creation of (or the obligation to create or impose) a material lien, encumbrance, equity, claim or adverse interest under any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties or assets is bound, or (v) will not result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its Subsidiaries or any other impairment of the rights of the holder of any such authorizations (except with respect to clauses (i), (iii), (iv) and (v) to the extent any such conflict, breach, violation or default does not or will not, as the case may be, have a Material Adverse Effect).  Except for (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, qualifications, orders, filings or registrations as may be required under applicable state securities and Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iii) the filing with the National Association of Securities Dealers, Inc. (the “NASD”), no consent, approval, authorization, qualification or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance hereof by the Company, the consummation of the transactions contemplated hereby, and the issuance and sale of the Shares by the Company;

(l)                Neither the Company nor any of its Subsidiaries is (i) in breach or violation of, and no event has occurred which with notice or lapse of time or both would breach or violate, any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries are subject, (ii) in violation of the provisions of its charter, by-laws or other constitutive documents or (iii) in violation of any statute or any judgment, order, rule, regulation, decree, law or ordinance of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (except with respect to clauses (i) and (iii) to the extent any such conflict, breach, violation or default is cured at or prior to the First Time of Delivery (as defined below) and within the grace or cure period applicable thereto or would not have a Material Adverse Effect);

(m)              There are no legal or governmental proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, against the Company or any of its Subsidiaries or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, that are not disclosed in the Prospectus and which, if adversely decided, would reasonably be expected to cause a Material Adverse Effect or to materially affect the consummation of the transactions contemplated by this Agreement and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; the Prospectus contains summaries of all material agreements, contracts, indentures, leases or other instruments that are accurate in all material respects; the Company is not involved in any strike, job action or labor dispute with any group of employees, and, to the Company’s knowledge, no such action or dispute is threatened or imminent, which would reasonably be expected to have a Material Adverse Effect;

(n)               Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since such date, there have not been any material changes in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse changes in the condition (financial or otherwise), results of operations, business or prospects of the Company or any of its Subsidiaries, taken as a whole (a “Material Adverse Change”), other than as set forth or contemplated in the Prospectus;

(o)               Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its Subsidiaries under the Act;

(p)               The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus or (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases to which they are parties as lessee, except for such leases that, singly or in the aggregate, would not have a Material Adverse Effect; the Company and each of its Subsidiaries maintains such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated);

(q)               The consolidated historical and pro forma financial statements, together with related notes, set forth in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-1 under the Act; such historical financial statements fairly present the financial position of the Company, together with its consolidated subsidiaries, at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with GAAP consistently applied throughout such periods; such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Prospectus and this Agreement; the other financial and statistical information and data included in the Prospectus, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, together with its consolidated subsidiaries;

(r)                The accountants, Deloitte & Touche, LLP, who have certified certain financial statements of the Company and K&F Industries, Inc. (“K&F”), whose report appears in the Prospectus and who have delivered and will deliver the letters referred to in Section 7(e) hereof, are independent public accountants as required by the Act and the rules and regulations thereunder, and were independent accountants as required by the Act and the rules and regulations thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus;

(s)               Except as described in the Prospectus, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their businesses, and to the Company’s knowledge, the conduct of their businesses will not conflict with, and neither the Company nor any of its Subsidiaries has received any notice of any claim of conflict with, any such rights of others (except in any such case for any conflict that would not have a Material Adverse Effect);

(t)                Except as described in the Prospectus, the Company and each of its Subsidiaries owns or has the right to use in accordance with the terms thereof all necessary franchises, licenses, permits, consents, approvals or authorizations (each, an “Authorization”) of any foreign, federal, state or local public or governmental agency (each, an “Applicable Governmental Agency”), including any permits required by the Department of Defense (the “DOD”) and the Federal Aviation Administration (the “FAA”) that are in a material respect necessary for the ownership, maintenance and operation of its properties, assets and business operations, and that, if not obtained, could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; each of the foregoing is valid and in full force and effect and the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, except as described in the Prospectus, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any of the foregoing or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any of the foregoing, except where such failure to be valid and in full force and effect or to be in compliance or the occurrence of any such event would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are presently conducting their respective businesses in substantial compliance with the rules and regulations of each Applicable Governmental Agency, including the DOD and the FAA and all other material applicable laws;

(u)               The Company and each of its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;

(v)               In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with

Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);  on the basis of such review, the Company has reasonably concluded that, except as otherwise described in the Prospectus, such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

(w)              Except as described in the Prospectus, the Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company and its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(x)                The Company and each of its Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof other than such returns for which the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect and has paid all taxes due thereon, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company or Subsidiary in accordance with generally accepted accounting principles; no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of Subsidiaries, would result in), individually or in the aggregate, a Material Adverse Effect;

(y)               The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “U.S. Federal Income Tax Consequences to Non-U.S. Holders”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(z)                None of the Directed Shares distributed in connection with the Directed Share Program (each as defined in Section 3) will be offered or sold outside of the United States;

(aa)             The Company has not distributed and, prior to the later to occur of any Time of Delivery (as defined below) and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus and the Prospectus and, in connection with the Directed Share Program described in Section 3, the enrollment materials prepared by Lehman Brothers Inc.;

(bb)             The Company and each of its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of their consolidated financial statements in accordance with GAAP and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(cc)             Since the date as of which information is given in the Preliminary Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock;

(dd)             The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the U.S. Securities Exchange Act, as amended (the “Exchange Act”)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of K&F’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established;

(ee)             Based on the Company’s evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

(ff)               Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(gg)             There is and has been no failure on the part of the Company and any of its directors or officers, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(hh)             Except as described in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of either of the Company or any of its Subsidiaries on the other hand, which is required to be described in the Prospectus that has not been so described therein;

(ii)               Neither the Company nor any of its Subsidiaries, nor, to the Company’s or any of its Subsidiary’s knowledge, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and

(jj)           The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds of the Shares as described under the caption “Use of Proceeds” in the Prospectus will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $16.3625, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,700,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given at any time or from time to time within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

3.             Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

It is understood that approximately 900,000 shares of the Firm Shares (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the NASD to directors, officers and employees of the Company and its subsidiaries and persons having business relationships with the Company and its subsidiaries who have heretofore delivered to Lehman Brothers Inc. offers or indications of interest to purchase Firm Shares in form satisfactory to Lehman Brothers Inc. (such program, the “Directed Share Program”) and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Company; provided, that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program.  It is further understood that any shares of such Firm Shares which are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

4.             (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. and Lehman Brothers Inc. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co. and Lehman Brothers Inc., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. and Lehman Brothers Inc. at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on August 12, 2005 or such other time and date as Goldman, Sachs & Co., Lehman Brothers Inc. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. and Lehman Brothers Inc. in the written notice given by Goldman, Sachs & Co. and Lehman Brothers Inc. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and Lehman Brothers Inc. and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First

Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(o) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its commercially reasonable efforts to obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)           Prior to 7:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required by the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)           To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(e)           During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to, directly or indirectly, (i) offer, sell, pledge, contract to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement with respect to any shares of Stock or securities convertible, exercisable or exchangeable into Stock or any other securities of the Company or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Goldman, Sachs & Co. and Lehman Brothers Inc.; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. and Lehman Brothers Inc. waive, in writing, such extension; the Company will provide the representatives and any co-managers and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 7(j) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(f)            To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)           During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (to the extent any such filings are not available via EDGAR); and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)           To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i)            To use its commercially reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j)            To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)            Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)          In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of (i) 25 days after the date of the Prospectus for any person participating in the Directed Share Program (each such person, a “Directed Share Participant”) that purchases at least 1,000 Shares but no more than 9,900 Shares through the Directed Share Program or (ii) 180 days after the date of the Prospectus for any Directed Share Participant that purchases 10,000 Shares or more or is a director or executive officer or another person who is otherwise subject to a lock-up agreement with the Underwriters, and Lehman Brothers Inc. will notify the Company as to which Directed Share Participants will need to be so restricted.  At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and

6.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of one counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of one counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the offer and sale of Shares by the Underwriters in connection with the Directed Share Program, including the reasonable fees and disbursements of one counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; (ix) the expenses of the Company related to the “road show” or other investor presentations made in connection with the marketing of the offering of the Shares, including, without limitation, fees and expenses of any consultants engaged in connection with the road show presentations and any travel and lodging expenses of representatives and officers of the Company and any such consultants incurred in connection with any such road shows; provided that the costs of any aircraft chartered in connection with any such road shows and the costs of the presentation coach shall be split between the Company and the Underwriters on an equal basis and (x) all other third party costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them.  In addition, any advertising expenses connected with any offers they may make, the cost of local transportation in connection with road show presentations, meeting room charges and the expenses associated with the production of road show slides and graphics.

7.             The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, each dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)            The Company is a validly existing corporation in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own its properties and conduct its business as described in the Company’s Registration Statement on Form S-1 (Registration No. 333-125117) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended;

(ii)           The Company has an authorized capitalization as set forth in the Prospectus.  The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and fully paid and nonassessable.  The issued and outstanding shares of Common Stock, other than the Shares being issued in the transaction, have been duly authorized and validly issued and are fully paid and nonassessable. The Shares conform to the description of the Stock contained in the Prospectus;

(iii)          Each of Aircraft Braking Systems Corporation, Aircraft Braking Services, Inc., Engineered Fabrics Corporation, K&F Industries, Inc., K&F Intermediate Holdco, Inc. and ABSKY Corporation (collectively, the “Delaware Subsidiaries”) is a validly existing corporation in good standing under the laws of the State of Delaware; based solely upon the Officers’ Certificate and a review of minute books and stock ledgers of the Delaware Subsidiaries, the record owner of the shares of capital stock of each of the Delaware Subsidiaries is as set forth in an exhibit to such opinion;

(iv)          The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action.  The Underwriting Agreement has been duly executed and delivered by the Company;

(v)           The execution, delivery and performance by the Company of the Underwriting Agreement and the issuance by the Company of the Shares to the Underwriters:  (i) do not and will not violate the certificate of incorporation or bylaws of the Company or the Delaware Subsidiaries; and (ii) do not and will not breach the terms of (a) any agreement identified in the annexed certificate delivered to us by the Company or (b) any order, judgment or decree of any court or other agency of government identified to us in a certificate of the Company as constituting all orders, judgments or decrees binding on the Company or any of its subsidiaries, in either case based solely on our review of such agreements, orders, judgments or decrees;

(vi)          The execution, delivery and performance by the Company of the Underwriting Agreement and the issuance by the Company of the Shares to the Underwriters:  (i) do not and will not violate any law, rule or regulation currently in effect of the State of New York or the United States of America applicable to the Company or its subsidiaries or any of their assets and (ii) do not and will not require any filing or registration with or consent, approval, authorization or order of any governmental authority or regulatory body of the State of New York or the United States of America under any law, rule or regulation of the State of New York or the United States of America applicable to the Company or the Delaware General Corporation Law, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. Other than the last clause of the preceding sentence, we are expressing no opinion in this paragraph regarding federal or state securities laws;

(vii)         Insofar as the statements in the Prospectus under the caption “Description of Capital Stock”, constitute a summary of the documents referred to therein (including the Company’s certificate of incorporation with respect to the terms of the Company’s capital stock (including the Shares)), such statements are accurate in all material respects and fairly present in all material respects the information required to be disclosed under the Securities Act, and the rules and regulations of the Commission relating to registration statements on Form S-1 and prospectuses;

(viii)        Insofar as the statements in the Prospectus under the caption “Underwriting”, constitute a summary of the documents referred to therein, such statements are accurate in all material respects and fairly present in all material respects the information required to be disclosed under the Securities Act, and the rules and regulations of the Commission relating to registration statements on Form S-1 and prospectuses;

(ix)           The statements made in the Prospectus under the caption “U.S. Federal Income Tax Consequences to Non-U.S. Holders”, insofar as they constitute a summary of the documents, laws and regulations referred to therein, such statements are accurate in all material respects and fairly present in all material respects the information required to be disclosed under the Securities Act, and the rules and regulations of the Commission relating to registration statements on Form S-1 and prospectuses; and

(x)            The Company is not and, after giving effect to the sale of the Shares, will not be (i) an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  For purposes of this paragraph (xi), the terms “investment company” and “controlled” have the meanings ascribed to such terms in the Investment Company Act.

Such counsel shall also state that except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature included therein, as to which such counsel expresses no opinion or belief:  (a) that each of the Registration Statement, at the time it became effective (which, for purposes of this letter, shall have the meaning set forth in Rule 158(c) under the Securities Act), and the Prospectus, as of its date or as of the date hereof, were appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (b) no facts have come to such counsel’s attention that led such counsel to believe (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

In rendering such opinion, such counsel may state that its opinions are limited to matters governed by Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, such opinion may contain other customary assumptions and qualifications.

(d)           Ronald H. Kisner, Esq., General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)            Each of the Company, K&F, Aircraft Braking Systems Corporation and Engineered Fabrics Corporation is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which their respective businesses require such qualification (except where failure to so qualify would not have a Material Adverse Effect);

(ii)           To the knowledge of such counsel, none of the Company, K&F or any of their respective Subsidiaries is in violation of its corporate charter, by-laws or other constitutive documents, nor in default under any agreement (including loan and credit agreements), indenture or instrument known to such counsel, which default would have a Material Adverse Effect; to the knowledge of such counsel, none of the Company, K&F nor any of their respective Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject and has obtained each license, permit, patent, certificate, franchise or other governmental authorization or permit (collectively, “permits”) necessary to the ownership of its properties or to the conduct of its business as described in the Prospectus, other than permits being applied for in the ordinary course of business of the Subsidiaries and other than permits the violation of or failure of which to obtain would not have a Material Adverse Effect; provided, however, that to the extent of permits that have been applied for, the ownership of such property and the conduct of such business during the pendency of receipt of such permits would not, to the knowledge of such counsel, be expected to have a Material Adverse Effect;

(iii)          The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, will not (A) to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, or other agreement or instrument known to such counsel, to which the Company is a party or by which the Company or any of its properties are subject, which conflict, breach, violation or default has had or would reasonably be expected to have a Material Adverse Effect, except as set forth below, or (B) result in any violation of the provisions of the charter, bylaws or other constitutive documents of the Company or, to the knowledge of such counsel, other than with respect to the federal securities laws (as to which such counsel need express no opinion), any statute, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, which violation has had or would reasonably be expected to have a Material Adverse Effect;

(iv)          To the knowledge of such counsel, and except as set forth or referred to in the Prospectus, no legal or governmental proceedings are pending or threatened against the Company or any of its Subsidiaries or any property or assets of the Company or any of its Subsidiaries which would affect the subject matter of this Agreement or would be required under the Act to be described in a registration statement or a prospectus delivered at the time of the confirmation of an offering of securities registered under the Act and which are not described in the Prospectus;

(v)           To the knowledge of such counsel, the statements made in the Prospectus under the headings “Business—Government Contracts,” “Business—Patents and Licenses,” “Business—Litigation, ““Business—Environmental,” “Risk Factors—Risks Relating to Our Business—We are subject to environmental regulations and our operations may expose us to environmental liabilities” and “Risk Factors—Risks Relating to Our Business—We have been included, and may in the future be included, in claims against prior owners of our facilities,” to the extent they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present in all material respects the information disclosed therein; and

(vi)          To the knowledge of such counsel, except as set forth in (a) the Securityholders Agreement, dated as of November 18, 2004, among the Company and certain of its Stockholders, Optionholders and Warrantholders (each as defined therein), as amended on December 27, 2004 and April 27, 2005, (b) the Registration Rights Agreement, dated as of November 18, 2004, by and among K&F Acquisition, Inc., Lehman Brothers Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc., and J.P. Morgan Securities Inc. and (c) Registration Rights Agreement, dated as of February 11, 2005, by and between K&F Parent, Inc. and Lehman Brothers Inc., there are no contracts, agreements or understandings between the Company or any Subsidiary, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any Subsidiary, as the case may be, to file a registration statement under the Act with respect to any securities of the Company or any Subsidiary owned or to be owned by such person or to require the Company or any Subsidiary to include such securities with the Shares to be registered pursuant to the Registration Statement or with any other securities to be registered pursuant to any other registration statement filed by the Company or any Subsidiary under the Act;

(e)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto containing statements and information of the type customarily included in accountants’ comfort letters to underwriters with respect to the financial statements and certain financial information contained in the Prospectus;

(f)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h)           On or after the date hereof there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company or K&F on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) there shall have occurred any other calamity, crisis or other material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)            The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)            The Company has obtained and delivered to the Underwriters executed copies of an agreement from each executive officer and director of the Company and the stockholders of the Company listed on Annex II hereto, substantially in the form of Annex III hereto;

(k)           The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)            The Representatives shall not have discovered and disclosed to the Company on or prior to such Time of Delivery that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)          Except as described in the Prospectus, no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of such Time of Delivery, have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the Company’s knowledge, threatened against, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued by the Commission or any governmental agency of any jurisdiction referred to in Section 5(b) preventing the use of the Prospectus, or any amendment or supplement thereto, or which would reasonably be expected to have a Material Adverse Effect; and

(n)           The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

8.             (a)           The Company will indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of the Act, from and against any losses, claims, damages or liabilities, joint or several, or any action in respect thereof to which such Underwriter, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary

Prospectus, the Registration Statement or the Prospectus (collectively, the “Offering Documents”), or any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in the Offering Documents, or in any amendment or supplement thereto or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, employee or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents, or in any such amendment or supplement thereto, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. and Lehman Brothers Inc. expressly for use therein, which information consists solely of the information contained in Section 8(e) hereof; provided, further, that, the Company will not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the Act, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in a Preliminary Prospectus which was identified at such time to such Underwriter and corrected in the Prospectus and such correction would have cured the defect giving rise to such loss, claim damage or liability.  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriters or to any director, officer, employee or controlling person of the Underwriters.

(b)           Each Underwriter will indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of the Act, from and against any losses, claims, damages or liabilities, joint or several, or any action respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained (A) in any Offering Document or (B) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Offering Document, or in any amendment or supplement thereto or in any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Offering Document or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. and Lehman Brothers Inc. expressly for use therein, which information consists solely of the information contained in Section 8(e) hereof; and will reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time (in addition to any one local counsel) for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified parties under this Section 8 consist of the Underwriters or any of its controlling persons, or by the Company, if the indemnified parties under this Section 8 consist of the Company or any of its directors, employees, officers or controlling persons.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use its commercially reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(f) hereof in respect of a claim or action referred to in Section 8(f), then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any one local counsel per jurisdiction) for the Lehman Brothers Entities (as defined in Section 8(f)) for the defense of any loss, claim, damage, liability or action arising out of the Directed Share Program.  No indemnifying party shall, (i) without the written consent of the indemnified party (which consent will not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than the underwriting discounts and commissions) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters confirm and the Company acknowledges that the statements with respect to the offering of the Shares by the Underwriters set forth in the fourteenth and fifteenth paragraph in the section captioned “Underwriting” in the Prospectus constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus.

(f)            The Company shall indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of Section 15 of the Act (collectively, the “Lehman Brothers Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that, the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that (A) is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities or (B) is the subject of Section 8(b).  The Company shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9.             (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which may thereby be required under the Act. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.           If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.           The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

13.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department and (ii) Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Syndicate Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room and (ii) Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Syndicate Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

16.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

K&F Industries Holdings, Inc.

		By:	/s/ Ronald H. Kisner
			Name:	Ronald H. Kisner
			Title:	Executive Vice President,
Secretary and General Counsel

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Lehman Brothers Inc.

By:	/s/ David H. Martin
Authorized Signatory

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.	6,300,000	945,000
Lehman Brothers Inc.	6,300,000	945,000
Bear, Stearns & Co. Inc.	1,800,000	270,000
J.P. Morgan Securities Inc.	1,800,000	270,000
Morgan Stanley & Co. Incorporated	1,800,000	270,000
Total	18,000,000	2,700,000

SCHEDULE II

List of Subsidiaries

1.	Aircraft Braking Systems Corporation, a Delaware corporation.

2.	Aircraft Braking Services, Inc., a Delaware corporation.

3.	Engineered Fabrics Corporation, a Delaware corporation.

4.	Aircraft Braking Systems Europe Limited, a UK Company organized under The Companies Act 1985.

5.	Aircraft Braking Systems Services Limited, a UK Company organized under The Companies Act 1985.

6.	Aircraft Braking Foreign Sales Ltd, a foreign sales corporation organized in Barbados.

7.	K&F Industries, Inc., a Delaware corporation.

8.	K&F Intermediate Holdco, Inc., a Delaware corporation.

9.	ABSKY Corporation, a Delaware corporation.